Exhibit 10.1

Non-Employee Director Deferred Stock Unit Agreement

CAREER EDUCATION CORPORATION

2008 INCENTIVE COMPENSATION PLAN

NON-EMPLOYEE DIRECTOR

DEFERRED STOCK UNIT AGREEMENT

This NON-EMPLOYEE DIRECTOR DEFERRED STOCK UNIT AGREEMENT (this “Agreement”) dated              (the “Grant Date”), is by and between Career Education Corporation, a Delaware corporation (the “Company”), and              (the “Grantee”).

To evidence such award and to set forth its terms, the Company and the Grantee agree as follows. All capitalized terms not otherwise defined in this Agreement shall have the meaning set forth in the Career Education Corporation 2008 Incentive Compensation Plan, as amended (the “Plan”).

1. Grant of Deferred Stock Units. Subject to and upon the terms and conditions set forth in this Agreement and the Plan, the Committee granted to the Grantee the following number of deferred stock units (the “DSUs”) on the Grant Date, and the Grantee hereby accepts the grant of the DSUs as set forth herein:

Total Number of Deferred Stock Units Granted

and Available for Vesting under this Agreement:

For the avoidance of doubt, for purposes of the Plan, the DSUs shall be considered Restricted Stock Units granted pursuant to Section 9 thereof.

2. Limitations on Transferability. At any time prior to the Settlement Date, the DSUs, or any interest therein, cannot be directly or indirectly transferred, sold, assigned, pledged, hypothecated, encumbered or otherwise disposed.

3. Dates of Vesting. Subject to the provisions of Sections 5 and 6 of this Agreement, the DSUs shall cease to be restricted and shall become non-forfeitable (thereafter being referred to as “Vested Shares”)              ([each a] “Vesting Date”); provided, however, that a whole number of DSUs shall vest on each Vesting Date and the Company shall accordingly allocate such DSUs across the Vesting Dates as evenly as possible.

Notwithstanding the foregoing, and subject to Sections 5 and 6 below, in the event that the Grantee incurs a Termination of Service prior to any Vesting Date, any DSUs that were unvested at the date of such Termination of Service shall be immediately forfeited to the Company.

4. Crediting and Settling DSUs.

(a) DSU Accounts. The Company shall establish an account on its books for each grantee who receives a grant of DSUs (the “DSU Account”). The DSUs granted hereby shall be credited to the Grantee’s DSU Account as of the Grant Date. The DSU Account shall be maintained for record keeping purposes only and the Company shall not be obligated to segregate or set aside assets representing securities or other amounts credited to the DSU Account. The obligation to make distributions of securities or other amounts credited to the DSU Account shall be an unfunded, unsecured obligation of the Company.

Exhibit 10.1

Non-Employee Director Deferred Stock Unit Agreement

(b) Settlement of DSU Accounts. The Company shall settle the DSU Account by delivering to the holder thereof (who may be the Grantee or his or her Beneficiary, as applicable) a number of Shares equal to the whole number of Vested Shares underlying the DSUs then credited to the Grantee’s DSU Account (or a specified portion in the event of any partial settlement). Subject to Section 29 hereof, the Settlement Date for all the unrestricted and non-forfeitable DSUs credited to a Grantee’s DSU Account shall be as soon as administratively practical following (but in any event no later than ninety (90) days following) the date the Grantee incurs a Termination of Service.

5. Termination of Service. Subject to Section 6, the provisions of this Section 5 shall apply in the event the Grantee incurs a Termination of Service at any time prior to an applicable Vesting Date set forth in Section 3:

(a) If the Grantee incurs a Termination of Service because of his or her death or Disability, any DSUs that had not become Vested Shares prior to the date of the Termination of Service shall become Vested Shares, and, as of the relevant Settlement Date, the Grantee shall own a number of Shares equal to the whole number of Vested Shares underlying the DSUs free of all restrictions otherwise imposed by this Agreement.

(b) If the Grantee incurs a Termination of Service for any reason other than his or her death or Disability, then any DSUs that had not become Vested Shares prior to the date of the Termination of Service shall be immediately forfeited to the Company.

6. Change in Control. Upon a Change in Control, the Grantee will have such rights with respect to the DSUs as are provided for in the Plan.

7. Stock Certificates and Escrow. On each Settlement Date, the Company, at its election, shall either (a) credit any Shares issued to the Grantee pursuant hereto through a book entry on the records kept by the Company’s stockholder record keeper, or (b) issue certificates for such Shares.

8. Liability of the Company. The inability of the Company to obtain approval from any regulatory body having authority deemed by the Company to be necessary to the lawful issuance and transfer of any Shares pursuant to this Agreement shall relieve the Company of any liability with respect to the non-issuance or transfer of the Shares as to which such approval shall not have been obtained. However, the Company shall use its best efforts to obtain all such approvals.

9. Adjustment in DSUs. The Committee may make or provide for such adjustments as provided for in Section 4.2 of the Plan.

10. Plan Amendment. No discontinuation, modification, or amendment of the Plan may, without the written consent of the Grantee, adversely affect the rights of the Grantee under this Agreement, except as otherwise provided under the Plan.

11. Stockholder Rights. The DSUs shall not represent an equity security of the Company and shall not carry any voting or dividend rights. The Grantee shall have no rights of a stockholder of the Company with respect to any Vested Shares to be issued pursuant to a DSU until certificates for the Shares underlying the DSUs granted hereby are issued to the Grantee or such Shares are otherwise reflected in a book entry on the records kept by the Company’s stockholder record keeper. Notwithstanding the foregoing, on the relevant Settlement Date, the

Exhibit 10.1

Non-Employee Director Deferred Stock Unit Agreement

Grantee shall be entitled to receive an amount in cash equal to the dividends, if any, that would have become payable on or after the Grantee’s Termination of Service, but prior to the Settlement Date, with respect to the Shares issued on the Settlement Date.

12. Service Rights. This Agreement is not a contract for service, and the terms of service of the Grantee or other relationship of the Grantee with the Company shall not be affected in any way by this Agreement except as specifically provided herein. Grantee’s execution or acceptance of this Agreement shall not be construed as conferring any legal rights upon the Grantee for a continuation of service or other relationship with the Company, nor shall it interfere with the right of the Company to discharge the Grantee and to treat him or her without regard to the effect which such treatment might have upon him or her as a Grantee.

13. Disclosure Rights. Except as required by applicable law, the Company (or any of its affiliates) shall not have any duty or obligation to disclose affirmatively to a record or beneficial holder of Common Stock, DSUs or Vested Shares, and such holder shall have no right to be advised of, any material information regarding the Company at any time prior to, upon or in connection with receipt of the Shares.

14. Governing Law. The interpretation, performance and enforcement of this Agreement shall be governed by and enforced in accordance with the laws of the State of Delaware (other than its laws respecting choice of law).

15. Compliance with Laws and Regulations. Notwithstanding anything herein to the contrary, the Company shall not be obligated to either (a) cause to be issued or delivered any certificates for Shares, or (b) credit a book entry related to the Shares to be entered on the records of the Company’s stockholder record keeper, unless and until the Company is advised by its counsel that such issuance and delivery of such certificates or entry on the records, as applicable, is in compliance with all applicable laws, regulations of governmental authority, and the requirements of any exchange upon which Shares are traded. The Company may require, as a condition of such issuance and delivery of such certificates or entry on the records, as applicable, and in order to ensure compliance with such laws, regulations and requirements, that the Grantee make such covenants, agreements, and representations as the Company, in its sole discretion, considers necessary or desirable.

16. Successors and Assigns. Except as otherwise expressly set forth in this Agreement, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the succeeding administrators, heirs and legal representatives of the Grantee and the successors and assigns of the Company.

17. No Limitation on Rights of the Company. This Agreement shall not in any way affect the right of the Company to adjust, reclassify, reorganize or otherwise make changes in its capital or business structure, or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets.

18. Notices. Any communication or notice required or permitted to be given hereunder shall be in writing, and, if to the Company, to its principal place of business, attention: Secretary, and, if to the Grantee, to the address appearing on the records of the Company. Such communication or notice shall be delivered personally or sent by certified, registered, or express mail, postage prepaid, return receipt requested, or by a reputable overnight delivery service. Any such notice shall be deemed given when received by the intended recipient. Notwithstanding the foregoing, any notice required or permitted hereunder from the Company to the Grantee may be made by

Exhibit 10.1

Non-Employee Director Deferred Stock Unit Agreement

electronic means, including by electronic mail to the electronic mailbox of the Grantee then reflected in the Company’s records, and the Grantee hereby consents to receive such notice by electronic delivery. To the extent permitted in an electronically delivered notice described in the previous sentence, the Grantee shall be permitted to respond to such notice or communication by way of a responsive electronic communication, including by electronic mail.

19. Construction. Notwithstanding any other provision of this Agreement, this Agreement is made, and the DSUs and Shares are granted, pursuant to the Plan and are in all respects limited by and subject to the express provisions of the Plan, as amended from time to time. To the extent any provision of this Agreement is inconsistent or in conflict with any term or provision of the Plan, the Plan shall govern. The interpretation and construction by the Committee of the Plan, this Agreement and any such rules and regulations adopted by the Committee for purposes of administering the Plan, shall be final and binding upon the Grantee and all other persons.

20. Entire Agreement. This Agreement, together with the Plan, constitute the entire obligation of the parties hereto with respect to the subject matter hereof and shall supersede any prior expressions of intent or understanding with respect to this transaction.

21. Amendment. This Agreement may be amended as provided under the Plan, but except as provided in the Plan no such amendment shall adversely affect the Grantee’s rights under the Agreement without the Grantee’s written consent, unless otherwise permitted by the Plan.

22. Waiver; Cumulative Rights. The failure or delay of either party to require performance by the other party of any provision hereof shall not affect its right to require performance of such provision unless and until such performance has been waived in writing. Each and every right hereunder is cumulative and may be exercised in part or in whole from time to time.

23. Counterparts. This Agreement may be signed in two counterparts, each of which shall be an original, but both of which shall constitute but one and the same instrument.

24. Headings. The headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

25. Severability. If any provision of this Agreement shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not effect any other provision hereof, and this Agreement shall be construed as if such invalid or unenforceable provision were omitted.

26. Tax Consequences. The Grantee acknowledges and agrees that the Grantee is responsible for all taxes and tax consequences with respect to the grant of DSUs, the lapse of restrictions otherwise imposed by this Agreement and the issuance of Shares pursuant hereto. The Grantee further acknowledges that it is the Grantee’s responsibility to obtain any advice that the Grantee deems necessary or appropriate with respect to any and all tax matters that may exist as a result of the grant of the DSUs, the lapse of restrictions otherwise imposed by this Agreement and the issuance of Shares pursuant hereto. Notwithstanding any other provision of this Agreement, Shares shall not be issued to the Grantee pursuant hereto unless, as provided in Section 17 of the Plan, the Grantee shall have paid to the Company, or made arrangements satisfactory to the Company regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to the grant of the DSUs, the lapse of restrictions otherwise imposed by this Agreement and the issuance of Shares pursuant hereto.

Exhibit 10.1

Non-Employee Director Deferred Stock Unit Agreement

27. Receipt of Plan. The Grantee acknowledges receipt of a copy of the Plan, and represents that the Grantee is familiar with the terms and provisions thereof, and hereby accepts the DSUs subject to all the terms and provisions of this Agreement and of the Plan. The Shares issued pursuant hereto are granted pursuant to the terms of the Plan, the terms of which are incorporated herein by reference, and the DSUs and such Shares shall in all respects be interpreted in accordance with the Plan. The Committee shall interpret and construe the Plan and this Agreement, and its interpretation and determination shall be conclusive and binding upon the parties hereto and any other person claiming an interest hereunder, with respect to any issue arising hereunder or thereunder.

28. Cooperation. In the event of any pending or threatened investigation, proceeding, lawsuit, claim or legal action against or involving the Company, the Grantee acknowledges and agrees to cooperate to the fullest extent possible in the investigation, preparation, prosecution, or defense of the Company’s case, including, but not limited to, the execution of affidavits or documents, providing of information requested by the Company or the Company’s counsel, and meeting with Company representatives or the Company’s counsel. Nothing in this paragraph shall be construed as suggesting or implying that the Grantee should testify in any way other than truthfully or provide anything other than accurate, truthful information.

29. Section 409A. The intent of the parties is that this Agreement and the DSUs comply with Code Section 409A and, accordingly, to the maximum extent permitted, this Agreement shall be interpreted to be in compliance therewith; provided, however that in no event whatsoever shall the Company be liable for any additional tax, interest or penalty that may be imposed on the Grantee by Code Section 409A. Notwithstanding anything to the contrary in this Agreement, if the Grantee is deemed on the date he or she incurs a Termination of Service to be a “specified employee” (within the meaning of that term under Code Section 409A(a)(2)(B)) of the Company, then the Settlement Date shall be delayed until the date which is the earlier of (i) the first day of the seventh month following such Termination of Service, and (ii) the date of the Grantee’s death. Notwithstanding any other provision of the Plan or this Agreement to the contrary, in no event shall any payment under this Agreement that constitutes “nonqualified deferred compensation” for purposes of Code Section 409A be subject to offset by any other amount unless otherwise permitted by Code Section 409A.

[Signature Page Follows]

Exhibit 10.1

Non-Employee Director Deferred Stock Unit Agreement

IN WITNESS WHEREOF, this Agreement has been duly executed as of the day and year first written above.

CAREER EDUCATION CORPORATION

Name:
Title:

GRANTEE:

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Date: